                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 31, 2000
        -----------------------------------------------------------------


                                NETsilicon, INC.
                                ----------------
               (Exact name of registrant as specified in charter)


               Massachusetts            0-26761              04-2826579
               --------------------------------------------------------------
     (State or other jurisdiction    (Commission           (IRS Employer
            of incorporation)         File Number)        Identification No.)


                  411 Waverley Oaks Rd., Bldg. 227, Waltham, MA
                                      02452
                                      -----
                    (Address of principal executive offices)
                                   (Zip Code)


         Registrant's telephone number, including area code 781-647-1234
         ---------------------------------------------------------------


                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

On September 15, 2000, NetSilicon, Inc. filed a Form 8-K to report its acquisition of the strategic network technology assets (the "Purchased Assets") of Pacific Softworks Technology, Inc. ("Pacific"), a subsidiary of PASW, Inc. ("PASW"). The Purchased Assets, which represent substantially all of the assets of Pacific, were acquired pursuant to an Asset Purchase Agreement, dated as of August 31, 2000. Pursuant to Item 7 of Form 8-K, NetSilicon indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


                          INDEPENDENT AUDITORS' REPORT



TO THE STOCKHOLDERS AND BOARD OF DIRECTORS
PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES as of December 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES as of December 31, 1999 and 1998, and the consolidated results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                     MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                     Certified Public Accountants

Los Angeles, California
February 2, 2000

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                   December 31,
                                                            --------------------------
       ASSETS                                                  1999           1998
                                                            -----------    -----------
CURRENT ASSETS
   Cash and cash equivalents                                $ 1,661,708    $   224,031
   Accounts receivable, net of allowance for doubtful
     accounts of $72,986 and $86,400                            175,751        268,902
   Related party receivable                                          --         43,000
   Note receivable                                            1,000,000             --
   Prepaid expenses and other current assets                     75,753         15,523
                                                            -----------    -----------
     Total current assets                                     2,913,212        551,456

PROPERTY AND EQUIPMENT, less accumulated
  depreciation and amortization of $426,589 and $348,761        241,003         82,196

OTHER ASSETS                                                     13,193          9,674
                                                            -----------    -----------
     TOTAL ASSETS                                           $ 3,167,408    $   643,326
                                                            ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and accrued expenses                    $   390,546    $   180,469
   Related party payable                                             --        103,705
   Accrued taxes payable                                             --         21,705
   Customer deposits                                                 --         23,100
                                                            -----------    -----------
     Total current liabilities                                  390,546        328,979
                                                            -----------    -----------
DEFERRED REVENUE                                                149,872        106,874
                                                            -----------    -----------

COMMITMENTS AND CONTINGENCIES                                        --             --

STOCKHOLDERS' EQUITY
   Preferred stock, $.01 par value; 10,000,000 shares
     authorized, no shares issued and outstanding                    --             --
   Common stock, $.001 par value; 50,000,000 shares
     authorized; 4,402,500 and 3,200,000 shares
     issued and outstanding                                       4,403          3,200
   Additional paid-in capital                                 5,042,624        174,658
   Retained earnings (deficit)                               (2,445,615)        18,452
   Cumulative adjustment for foreign currency translation        25,578         11,163
                                                            -----------    -----------
                                                              2,626,990        207,473
                                                            -----------    -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 3,167,408    $   643,326
                                                            ===========    ===========



The accompanying notes are an integral part of these consolidated financial statements.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    For the Years Ended
                                                                         December 31,
                                                                -----------------------------
                                                                    1999              1998
                                                                -----------       -----------
REVENUE
   Sales                                                        $ 1,817,654       $ 2,479,589
   Royalties and other                                              424,890           307,808
                                                                -----------       -----------
     Total                                                        2,242,544         2,787,397

COST OF REVENUE
   Purchases and royalty fees                                       167,486           100,336
                                                                -----------       -----------

GROSS PROFIT                                                      2,075,058         2,687,061
                                                                -----------       -----------

OPERATING EXPENSES
   Selling, general and administrative                            2,706,384         1,936,117
   Research and development                                       1,625,599           851,568
   Depreciation and amortization                                     77,828            58,850
   Former officer's consulting and administrative expenses          257,143           314,286
                                                                -----------       -----------
     Total operating expenses                                     4,666,954         3,160,821
                                                                -----------       -----------

LOSS FROM OPERATIONS                                             (2,591,896)         (473,760)

OTHER INCOME (EXPENSES)
   Interest income                                                   14,389                --
   Other income                                                     119,941                --
   Interest expense                                                  (6,501)               --
                                                                -----------       -----------
     Total other income (expense)                                   127,829                --
                                                                -----------       -----------

LOSS BEFORE INCOME TAXES                                         (2,464,067)         (473,760)

INCOME TAX EXPENSE                                                       --                --
                                                                -----------       -----------

NET LOSS                                                        $(2,464,067)      $  (473,760)
                                                                ===========       ===========

LOSS PER SHARE - Basic and Diluted                              $      (.62)      $     (0.14)
                                                                ===========       ===========

WEIGHTED AVERAGE COMMON SHARES
Basic and diluted                                                 3,946,392         3,340,000
                                                                ===========       ===========


The accompanying notes are an integral part of these consolidated financial statements.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                                       For the Years Ended
                                                           December 31,
                                                  -----------------------------
                                                     1999               1998
                                                  -----------       -----------
COMPREHENSIVE INCOME (LOSS)
   Net loss                                       $(2,464,067)      $  (473,760)
     Foreign currency translation adjustment           14,415            (9,399)
                                                  -----------       -----------

COMPREHENSIVE LOSS                                $(2,449,652)      $  (483,159)
                                                  ===========       ===========


The accompanying notes are an integral part of these consolidated financial statements.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                   Cumulative
                                                                                                     Foreign
                                            Common Stock           Additional                       Currency        Total
                                ------------------------------      Paid-in          Retained     Translation   Stockholders'
                                   Shares             Amount        Capital          Earnings      Adjustment       Equity
                                ------------        ----------     ----------        --------     ------------  -------------
Balance of January 1, 1998       3,200,000            $3,200       $  174,658       $   492,212      $20,562     $    690,632

Foreign currency translation
 adjustment                              -                 -                -                 -       (9,399)          (9,399)

Net loss                                 -                 -                -          (473,760)            -        (473,760)
                                 ---------            ------       ----------       -----------      -------      -----------

Balance at December 31, 1998     3,200,000             3,200          174,658            18,452       11,163          207,473

Private placement of common
   stock                           100,000               100          499,900                 -            -          500,000

Initial public offering, net       950,000               950        3,642,350                 -            -        3,643,300

Sale of over allotment, net        142,500               143          650,726                 -            -          650,869

Exercise of warrants                10,000                10           74,990                 -            -           75,000

Foreign currency translation
 adjustment                              -                 -                -                 -       14,415           14,415

Net loss                                 -                 -                 -       (2,464,067)           -       (2,464,067)
                                 ---------            ------       ----------       -----------      -------      -----------

Balance at December 31, 1999     4,402,500            $4,403       $5,042,624       $(2,445,615)     $25,578      $ 2,626,990
                                 =========            ======       ==========       ===========      =======      ===========



The accompanying notes are an integral part of these consolidated financial statements.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               For the Years Ended
                                                                   December 31,
                                                          -----------------------------
                                                             1999               1998
                                                          -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                               $(2,464,067)      $  (473,760)
   Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
     Depreciation and amortization                             77,828            58,850
     Bad debt (recovery)                                      (13,414)           50,000
   (Increase) decrease in assets:
     Accounts receivable                                      106,565            18,788
     Related party receivable                                  43,000           (43,000)
     Other receivables -                                                          2,125
     Prepaid expenses and other current assets                (60,230)           20,589
     Deposits and trademark                                    (3,519)           (8,486)
   Increase (decrease) in liabilities:
     Accounts payable and accrued expenses                    210,077           (38,558)
     Related party payable                                   (103,705)            3,705
     Accrued taxes payable                                    (21,705             1,104
     Customer deposits                                        (23,100)           23,100
     Deferred revenue                                          42,998           (33,937)
                                                          -----------       -----------
Net cash used in operating activities                      (2,209,272)         (419,480)
                                                          -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of fixed assets                               (236,635)          (71,888)
   Acquisition of note receivable                          (1,000,000)               --
                                                          -----------       -----------
Net cash used in investing activities                      (1,236,635)          (71,888)
                                                          -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from private placement                            500,000                --
   Proceeds from initial public offering                    3,643,300                --
   Proceeds from over allotment                               650,869                --
   Exercise of warrants                                        75,000                --
   Acquisition of stock in subsidiary                              --            (5,500)
   Proceeds of borrowings                                     459,295           150,000
   Repayment of borrowings                                   (459,295)          (50,000)
                                                          -----------       -----------
Net cash provided by financing activities                   4,869,169            94,500
                                                          -----------       -----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                        14,415            (4,053)
                                                          -----------       -----------

NET INCREASE (DECREASE) IN CASH                             1,437,677          (400,921)

CASH AND CASH EQUIVALENTS - BEGINNING                         224,031           624,952
                                                          -----------       -----------

CASH AND CASH EQUIVALENTS - ENDING                        $ 1,661,708       $   224,031
                                                          ===========       ===========


The accompanying notes are an integral part of these financial statements.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the year for -
     Interest paid                       $ 6,501      $482
                                         =======      ====
     Income taxes paid                   $    --      $ --
                                         =======      ====


                               CASH FLOW STATEMENT

SCHEDULE OF NON-CASH ACTIVITIES:

During 1999, the Company issued warrants to purchase the following:

a) 80,000 units valued at $107,481 for services rendered by various consultants, attorneys and others in connection with its IPO;

b) 1,180,000 units valued at $1,736,323 for services rendered by various consultants in connection with its restructuring;

c)   7,654 units valued at $14,147 to an executive search firm.



The accompanying notes are an integral part of these consolidated financial statements.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)   NATURE OF OPERATIONS

          Pacific Softworks, Inc., incorporated in California in November 1992, develops and licenses Internet and Web related software and software development tools. Its products enable Internet and Web based communications, based on a set of rules known as protocols, and are embedded into systems and "information appliances" developed or manufactured by others. Information appliances are Internet connected versions of everyday products such as telephones, televisions, fax machines and other digitally based devices. The Company's operations are conducted principally from its offices in Southern California, and it maintains sales offices in England and Japan.

     b)   BASIS OF CONSOLIDATION

          The consolidated financial statements include the accounts of Pacific Softworks, Inc. ("PSI") and its wholly owned subsidiaries:

          (1)  Network Research Corp. Japan, Ltd. ("NRC");
          (2)  iApplianceNet.com ("iAppliance"), a California Corporation;
          (3) Pacific Acquisition Corporation ("PAC"), a California Corporation; and
          (4) Pacific Softworks Europe Limited ("Europe"), a United Kingdom Corporation

          All references herein to PSI or the "Company" include the consolidated results of PSI and its subsidiaries.

          All significant intercompany accounts and transactions have been eliminated in consolidation.

          In January of 1998, PSI purchased the remaining 21% of NRC stock held by a third party, to increase its holdings to 100%. The purchase price was $5,000. The acquisition has been accounted for as a purchase. All of NRC's operations and assets are located in Japan.

          iAppliance is a wholly owned subsidiary of PSI and was incorporated in California in August 1999. The Company was inactive during the period ended December 31, 1999 and began operations in January 2000.

          PAC and Europe were formed in 1999. Both companies were inactive during the period ended December 31, 1999.

     c)   USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     d)   REVENUE RECOGNITION

          The Company is a developer and licensor of software and generates revenue primarily from the one-time sales of licensed software. Generally, revenue is recognized upon shipment of the licensed software. For multiple element license arrangements, the license fee is allocated to the various elements based on fair value. When a multiple element arrangement includes rights to a post-contract customer support, the portion of the license fee allocated to each function is recognized ratably over the term of the arrangement.

     e)   CASH AND CASH EQUIVALENTS

          The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     f)   CONCENTRATION OF CREDIT RISK

          The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

     g)   ACCOUNTS RECEIVABLE

          For financial reporting purposes, the Company utilizes the allowance method of accounting for doubtful accounts. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The allowance is based on an experience factor and review of current accounts receivable. Uncollectible accounts are written off against the allowance accounts when deemed uncollectible.

     h)   PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, primarily on a straight-line basis. The estimated lives used in determining depreciation are five to seven years for furniture, fixtures and computer equipment. purchased computer software costs are amortized over five years.

          Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized. Upon retirement or sale, the cost and related accumulated depreciation of the disposed assets are removed and any resulting gain or loss is credited or charged to operations.

     i)   RESEARCH AND DEVELOPMENT

          Costs incurred in research and development activities are charged to operations as incurred. All research and development activities are incurred in connection with the development of computer software products.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     j)   FAIR VALUE OF FINANCIAL INSTRUMENTS

          The Company's financial instruments consist of cash, accounts receivable, note receivable, accounts payable and short-term debt. The carrying amounts of cash, accounts receivable, note receivable, accounts payable and short-term debt approximate fair value due to the highly liquid nature of these short-term instruments at December 31, 1999 and 1998.

     k)   LONG-LIVED ASSETS

          Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

     l)   INCOME TAXES

          Until February 14, 1999, the Company was a subchapter S corporation. Income was passed through to the stockholders who paid personally their share of the applicable taxes. Therefore, no provision for income taxes was made at December 31, 1998 and in 1999 through February 1999.

          Subsequent to the termination of the Company's S Corporation election, provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     m)   OFFERING COSTS

          Offering costs consists primarily of professional fees. These costs are charged against the proceeds of the sale of common stock in the periods in which they occur.

     n)   ADVERTISING COSTS

          Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising, if any, are capitalized and amortized over the period during which future benefits are expected to be received.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     o)   TRANSLATION OF FOREIGN CURRENCY

          The Company translates the foreign currency financial statements of its foreign subsidiaries in accordance with the requirements of SFAS No. 52, "Foreign Currency Translation." Assets and liabilities are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in determining net income.

     p)   STOCK BASED COMPENSATION

          The Company uses the intrinsic value method of accounting for stock-based compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25. See Note 8 for proforma disclosure of net income and earnings per share under the fair value method of accounting for stock-based compensation as proscribed by SFAS No. 123.

     q)   EARNINGS PER SHARE

          SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

          The computation of basic earnings per share is computed by dividing earnings available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on losses.

          The shares used in the computation of earnings per share were as follows:

                                                            December 31,
                                                   ----------------------------
                                                     1999               1998
                                                   ---------         ----------
          Basic                                    3,946,392         3,340,000
                                                   =========         =========
          Diluted                                  3,946,392         3,340,000
                                                   =========         =========

          Loss per share - Basic and Diluted       $   (0.62)        $   (0.14)
                                                   =========         =========

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     r)   IMPACT OF YEAR 2000 ISSUE

          During the year ended December 31, 1999, the Company conducted an assessment of issues related to the Year 2000 and determined that it was necessary to modify or replace portions of its software in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. The Company completed Year 2000 systems modifications and conversions in 1999. Costs associated with becoming Year 2000 compliant were not material. At this time, the Company cannot determine the impact the Year 2000 will have on its key customer or suppliers. If the Company's customers or suppliers don't convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.

     s)   RECENT ACCOUNTING PRONOUNCEMENTS

          In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" was issued, which changes the way public companies report information about segments. SFAS No. 131 is based on the selected segment information and requires quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenue. This statement is effective for the Company's 1998 fiscal year.

          SFAS No. 132, "Employers' Disclosures about Pension and Other Post Employment Benefits," was issued in February 1998 and specifies amended disclosure requirements regarding such obligations. SFAS No. 132 does not effect the Company as of December 31, 1999 or 1998.

          In March 1998, Statement of Position No. 98-1 was issued, which specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement, and therefore believes that adoption will not have a material effect on financial condition or operating results.

          In April 1998, Statement of Position No. 98-5 was issued which requires that companies write-off defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. Adoption of this statement does not have an effect on the Company's financial condition or operating results.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     s)   RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

          In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities". This new pronouncement requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations.

          Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. While the standard, as amended, must be adopted in the fiscal year beginning after June 15, 2000, its impact on the Company's consolidated financial statements is not expected to be material as the Company has not historically used derivative and hedge instruments.

NOTE 2 -  NOTE RECEIVABLE

          On December 3, 1999, the Company acquired for cash a $1,000,000 promissory note bearing interest at 10% from FSP Network, Inc. ("FSPN"). The note is convertible into FSPN's capital stock at the time of FSPN's next equity based round of venture financing ("Subsequent Equity"). The principal amount and the portion of interest accrued for the actual number of days elapsed at a rate of 6% shall automatically convert into Subsequent Equity during the period from December 3, 1999 to December 2, 2000 upon FSPN's sale and issuance of Subsequent Equity, for an aggregate purchase price of at least $1,000,000, at one or more closings, at the same price per share at which such shares of Subsequent Equity are sold to other participants at such closings; provided, however, if the "Pre-Money Valuation" (PMV - as defined below) of FSPN in the sale and issuance of shares of Subsequent Equity shall be greater than $20,000,000, then the debt shall automatically convert into Subsequent Equity at the price per share at which the PMV would be equal to $20,000,000. For purposes of this note, PMV shall mean the product obtained by multiplying: (x) the price per share (on an as-if-converted basis into common stock basis) of the Subsequent Equity, by (y) the aggregate number of shares (on an as-if-converted into or exercised for common stock basis) of all the issued and outstanding capital stock of FSPN and options, warrants or other rights to purchase capital stock of FSPN (including only those options, warrants or other rights issued and outstanding as of immediately prior to the closing and excluding those securities into which this note shall convert) immediately prior to the closing. Upon such conversion, this note shall be canceled and accrued interest in excess of 6% for the number of days elapsed shall be forfeited. If the note is not converted, principal and accrued interest at 10% are due and payable on December 2, 2000.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 3 -  PROPERTY AND EQUIPMENT

          Property and equipment consist of the following:

                                                              December 31,
                                                       -------------------------
                                                         1999             1998
                                                       ---------       ---------
Furniture, fixtures and equipment                      $ 388,879       $ 216,421
Computer software                                        278,713         214,536
                                                       ---------       ---------
                                                         667,592         430,957
Less:  accumulated depreciation and amortization        (426,589)       (348,761)
                                                       ---------       ---------
Fixed assets - net                                     $ 241,003       $  82,196
                                                       =========       =========
Depreciation and amortization expense recorded in
 the statement of operations                           $  77,828       $  30,243
                                                       =========       =========
Unamortized computer software costs                    $      --       $      --
                                                       =========       =========
Amortization of computer software costs                $      --       $  28,607
                                                       =========       =========

NOTE 4 -  NOTE PAYABLE

          The Company had a note payable from its underwriter for $200,000, dated July 6, 1999, bearing interest at 10% per annum and due at the earlier of October 6, 1999 or upon the Company's receipt of funds from its IPO. The loan was repaid in 1999.

NOTE 5 -  DEFERRED REVENUE

          The Company provides technical support for its products, usually over a twelve-month term. Revenue is recognized as earned on a straight-line basis.

NOTE 6 -  COMMITMENTS AND CONTINGENCIES

          The Company occupies two facilities under terms of operating leases expiring September 15, 2000 and August 31, 2002, respectively. Rent expense included in the statement of operations totaled $137,643 and $106,592 in 1999 and 1998, respectively. The Company leases an auto under the term of an operating lease, expiring August 31, 2002. Auto lease expense included in the statements of operations totaled $19,278 and $15,513 in 1999 and 1998, respectively.

          Future minimum lease payments are as follows:

                2000        $125,729
                2001          40,866
                2002          20,374

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 7 -  CAPITAL STOCK

     a) The Company is authorized to issue 10,000,000 shares of Preferred Stock, par value $.01. Preferred shares may be issued from time to time in one or more series. The number of shares in each series and the designation of each series to be issued shall be determined from time to time by the board of directors of the Company.

     b) On January 30, 1998, the Company approved an increase in the number of shares of common stock it is authorized to issue from 1,000,000 shares to 50,000,000 shares and the restated articles of incorporation were filed on June 5, 1998. In June of 1998, the Company effected a stock split and subsequently effected a reverse stock split. The net result of these two stock transactions was an effective 6.27205 shares for one stock split, increasing the outstanding shares from 510,200 to 3,200,000.

          All references in the accompanying financial statements to the number of shares of common stock and per-share amounts for 1999 and 1998 have been restated to reflect the effective stock split.

     c) In February 1999 the Company sold 100,000 units to a single accredited investor at a price of $5.00 per unit for total proceeds of $500,000. Each unit consisted of one share of common stock and one common stock purchase warrant, entitling the holder thereof to purchase one share of common stock for two years at an exercise price of $6.00 per share.

     d) In July 1999 the Company through its underwriter, sold 950,000 units and an overallotment of 142,500 units at $5.25 per unit. The proceeds were as follows:


                                              950,000 Units       142,500 Units
                                              -------------       -------------
       950,000 at $5.25 per share               $4,987,500             $     --
       142,500 at $5.25 per share                       --              748,125
       Underwriter's discount and expenses        (613,375)             (97,256)
       Other offering costs                       (730,825)                  --
                                                ----------             --------
       Net proceeds                             $3,643,300             $650,869
                                                ==========             ========


          Each unit consists of one share of common stock and one common stock purchase warrant, entitling the holder thereof to purchase one share of common stock for two years at an exercise price of $7.50 per share.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 8 -  STOCK PLAN

          On April 17, 1998, the Company adopted the 1998 Equity Incentive Program (the "Plan"). The Plan provides for the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Non-Statutory Stock Options, (iii) Stock Appreciation Rights, (iv) Stock Bonuses, and (v) Rights to acquire Restricted Stock. Persons eligible to receive Stock Awards are the employees, directors and consultants of the Company and its Affiliates, as defined. Incentive Stock Options may be granted only to employees. Stock awards other than Incentive Stock Options may be granted to all eligible persons.

          The maximum term of any options granted is ten years. Vesting requirements may vary, and will be determined by the board of directors.

          The number of shares reserved for issuance under the Plan is 440,200 shares.

NOTE 9 -  STOCK OPTIONS

     a) In 1998, the Company granted certain non-statutory options to purchase shares of common stock to two employees. Each option is for 70,000 shares at an exercise price of $1.25 per share. The options vest on January 1, 1999 and expire December 31, 2003.

     b) In 1999, the company granted certain non-statutory options to purchase shares of common stock to three directors. Each option is for 15,000 shares at an exercise price of $5.00 per share, vest immediately, and expire in 2003.

     c) On May 1, 1999, the Company granted stock options to certain employees, covering 283,000 shares. The options are exercisable for five years at a price of $5.00 per share for 253,000 shares and $5.50 per share for 30,000 shares. The options vest at a rate of 2% of the shares covered per month up to 36 months, at which time they will be fully vested.

     d) On December 1, 1999, the president and chief financial officer of the Company was granted options to purchase 300,000 shares of common stock of the Company at an exercise price of $5.75 per share. These options expire on November 30, 2004.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 9 -  STOCK OPTIONS (continued)

          Plan and non-plan stock option activity is summarized as follows:

                                                      December 31,
                                                ------------------------
                                                  1999            1998
                                                -------         -------
Outstanding at beginning of period              140,000              --

Options granted at an exercise price of
 $1.25 per share                                     --         140,000

Options granted at an exercise price of
 $5.00 per share                                298,000              --

Options granted at an exercise price of
 $5.50 per share                                 30,000              --

Options granted at an exercise price of
 $5.75 per share                                300,000              --
                                                -------         -------

Outstanding at end of period                    768,000         140,000
                                                =======         =======

Exercisable at end of period                    213,300              --
                                                =======         =======

Weighted average exercise price of
 options outstanding                            $  4.63         $  1.25
                                                =======         =======


Weighted average remaining contractual
 life of options outstanding                   47 months       60 months

          The Company accounts for its stock option transactions under the provisions of APB No. 25. The following proforma information is based on estimating the fair value of grants based upon the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." The fair value of each option granted during the period ended December 31, 1999 has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 5.5%, life of options of 2-5 years, volatility of 0% (except for the options described in item (d) above for which the volatility is 44%) and expected dividend yield of 0%. Under these assumptions, the weighted average fair value of options granted during the period ending December 31, 1999 was $2.05.

          The Company's proforma net loss and net loss per share assuming compensation cost was determined under SFAS No. 123 would have been the following:

                           Year Ended           Year Ended
                           December 31,         December 31,
                              1999                 1998
                           ------------         ------------
Net Loss                   $(2,559,096)          $(513,360)
Net Loss Per Share         $     (0.65)          $   (0.15)

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 10 - WARRANTS

     a) Warrants to purchase 80,000 units have been issued to certain professionals who have rendered legal services, temporary accounting and administrative services to the Company in connection with its IPO. Each of these units consists of one share of the Company's common stock exercisable at any time over a period of 60 months commencing July 29, 1999 at a price of $5.25 per unit, and a common stock purchase warrant exercisable at a price of $7.50 per share until 24 months after such common stock purchase warrants are registered. These units are identical to the units sold in the IPO.

     b) Upon completion of the IPO, the Company issued warrants to purchase 95,000 units to its underwriter. Each unit consists of one share of the Company's common stock exercisable at $6.30 per unit for a period of four years, and a common stock purchase warrant exercisable at a price of $7.50 per share until 24 months after such common stock purchase warrants are registered. $0 value has been assigned to these warrants.

     c) In August 1999, in connection with its IPO, the Company issued 200,000 common stock purchase warrants to an outside consultant that are exercisable at a price of $5.75 per share, expiring in August 2001.

     d) Warrants to purchase 1,180,000 shares have been issued to certain professionals who have rendered consulting services, in connection with its restructuring. Each of these warrants may be exercised at $5.75 per unit until November 2004.

     e) Warrants to purchase 7,674 shares have been issued to an executive search firm. The warrants may be exercised at $5.75 per unit until November 2004. In accordance with SFAS No. 123, the Company has valued these warrants at the fair value of the warrants using the Black-Scholes pricing model.

          In accordance with SFAS No. 123, the Company has valued the warrants, issued under a), c), and d) above, at the fair value of the warrants using the Black-Scholes pricing model; accordingly, as of December 31, 1999, the Company recognized $107,481, $1,750,470, and $0 as offering costs, respectively, which have been offset against additional paid-in capital.

          The fair value of each warrant granted during the period ended December 31, 1999 has been estimated as of the date of grant using the Black-Scholes pricing model with the following assumptions: risk-free interest rate, ranging from 5.5% - 6%, life of warrants ranging from 24 to 60 months, volatility of 0% and expected dividend yield of 0%.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 11 - RELATED PARTY TRANSACTIONS

     a) As of December 31, 1998, the Company had advanced funds to its principal stockholder in the amount of $43,000. The advances did not bear any interest and were payable upon demand. The funds were repaid in 1999.

     b) As of December 31, 1998, the Company had received advances from a company controlled by the spouse of the principal stockholder of PSI. The advances totaled $103,705. The advances did not bear any interest and were repayable upon demand. This liability was satisfied in 1999.

     c) In 1998, the company mentioned in item (b) above occupied space in premises leased by PSI. The Company believes that the terms of occupancy are no less favorable than those that could be obtained from unaffiliated third parties. This party relocated during 1999.

     d) During 1998 and 1999, the principal stockholder of the Company personally guaranteed advances made to the Company pursuant to a line of credit provided by Bank of America. Total availability under the line was $250,000. No advances were outstanding as of December 31, 1998. The account was closed in 1999.

NOTE 12 - SEGMENT INFORMATION

          The Company's assets are located principally in the United States.

          Product sales are to the following geographic areas:

                                                1999           1998
                                                ----           ----
          United States and the Americas         48%            43%
          Europe                                 30%            40%
          Asia and Australia                     22%            17%

NOTE 13 - INCOME TAXES AND S CORPORATION STOCKHOLDER DISTRIBUTIONS

     a)   DISTRIBUTIONS

          The Company has paid no distributions to its stockholders.

     b)   TAX PROVISION

          As a result of the Company's tax status as an S Corporation, operating results as presented in the accompanying consolidated financial statements do not include a provision for income taxes for the year ended December 31, 1998 and in 1999 through February 14th.

          As a result of the sale of common stock described in Note 7(c), the Company's S Corporation election was terminated as of February 14, 1999.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 13 - INCOME TAXES AND S CORPORATION STOCKHOLDER DISTRIBUTIONS (continued)

     c)   PROFORMA INCOME TAXES

          Proforma income taxes (benefit), assuming that the Company had not been an S Corporation in the period presented, are as follows:


                                               1998
                                            ---------
          Federal                           $ (93,510)
          State                               (30,674)
                                            ---------
                                            $(124,184)
                                            =========

     d)   The components of the provision for income taxes are as follows:

                                                             December 31,
                                                                 1999
                                                             ------------
          Current Tax Expense
              U.S. Federal                                     $    -
              State and Local                                       -
                                                               ------
                   Total Current                                    -
                                                               ------
          Deferred Tax Expense
              U.S. Federal                                     $    -
              State and Local                                       -
                                                               ------
                   Total Deferred                                   -
                                                               ------

          Total Tax Provision from Continuing Operations       $    -
                                                               ======

     e) The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

                                                          December 31,
                                                              1999
                                                          ------------
          Federal Income Tax Rate                           (34.0)%
          Deferred Tax Charge (Credit)                          -
          Effect of Valuation Allowance                      34.0%
          State Income Tax, Net of Federal Benefit              -
                                                            -----
          Effective Income Tax Rate                           0.0%
                                                            =====

          At December 31, 1999, the Company had a net carryforward loss of approximately $2,464,000. A valuation allowance equal to the tax benefit for deferred taxes has been established due to the uncertainty of realizing the benefit of the tax carryforward.

                    PACIFIC SOFTWORKS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


NOTE 13 - INCOME TAXES AND S CORPORATION STOCKHOLDER DISTRIBUTIONS (continued)

          Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                              December 31,
                                                                  1999
                                                              ------------
          Non-Current Deferred Tax Assets (Liabilities):
              Loss Carryforwards                                $ 838,000
              Less:  Valuation Allowance                         (838,000)
                                                                ---------
          Net Deferred Tax Assets (Liabilities)                 $      --
                                                                =========

          The net operating loss carryforward expires in 2019.

NOTE 14 - EARNINGS PER SHARE

          Securities that could potentially dilute basic earnings per share in the future that were note included in the computation of diluted earnings per share because their effect would have been antidilutive are as follows:

                                                              December 31,
                                                                  1999
                                                              -------------
          Warrants                                              $ 2,920,174
          Options                                                   768,000
                                                                -----------
             Total Shares                                       $ 3,688,174
                                                                ===========

NOTE 15 - ADVERTISING COSTS

          Advertising costs incurred and recorded as expense in the statement of operations were $243,059 and $213,670 for the years ended December 31, 1999 and 1998, respectively.

NOTE 16 - INTEREST COSTS

          Interest costs incurred were $6,501 and $6,004 in 1999 and 1998, respectively, all of which were charged to operations.

NOTE 17 - SUBSEQUENT EVENT

          COMPANY NAME

          The Company intends to change the name of the parent company Pacific Softworks, Inc. to PASW, Inc. and the name of Pacific Acquisition Corporation to Pacific Softworks, Inc.



                              *  *  *  *  *  *  *

                  PASW, INC. (FORMERLY PACIFIC SOFTWORKS, INC)
                           CONSOLIDATED BALANCE SHEETS

                                   (Unaudited)

                                                               June 30,    December 31,
                                                                 2000         1999
                                                               --------    ------------
                                     ASSETS
Current assets
Cash and cash equivalents                                    $  717,156    $1,661,708
Accounts receivable, net of allowance
        of $72,986 and $72,986                                  102,301       175,751
Note receivable                                                             1,000,000
Prepaid expenses and other current assets                        53,688        75,753
                                                             ----------    ----------
         Total current assets                                   873,145     2,913,212

Property and equipment less accumulated
         depreciation and amortization of
         $474,299 and $426,589                                  318,032       241,003

Investments                                                   1,000,000

Other assets                                                     19,038        13,193
                                                             ----------    ----------
Total assets                                                 $2,210,215    $3,167,408
                                                             ==========    ==========


See accompanying notes to condensed financial statements

                  PASW, INC. (FORMERLY PACIFIC SOFTWORKS, INC)
                           CONSOLIDATED BALANCE SHEETS

                                   (Unaudited)

                                                                    June 30,     December 31,
                                                                      2000          1999
                                                                    --------     ------------
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
         Accounts payable and accrued expenses                    $   310,758     $   390,546
                                                                  -----------     -----------
         Total current liabilities                                    310,758         390,546

Deferred revenues                                                     143,164         149,872
                                                                  -----------     -----------
Commitments and contingencies

Minority interest                                                       1,400
                                                                  -----------

Stockholders' equity
         Preferred stock, par value $.01 per share, 10,000,000 shares authorized; no shares outstanding

         Common stock, par value $.001 per share, 50,000,000 shares authorized;
         4,500,900 and 4,402,500 shares issued and
         outstanding                                                    4,501           4,403

         Additional paid in capital                                 5,939,750       5,042,624
         Retained earnings (deficit)                               (4,293,866)     (2,445,615)
         Cumulative adjustment for currency
         translation                                                  104,508          25,578
                                                                  -----------     -----------
         Total stockholders' equity                                 1,754,893       2,626,990
                                                                  -----------     -----------
                                                                  $ 2,210,215     $ 3,167,408
                                                                  ===========     ===========

See accompanying notes to condensed financial statements.

                  PASW, INC. (FORMERLY PACIFIC SOFTWORKS, INC)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                           Three Months Ended June 30,       Six Months Ended June 30,
                           ---------------------------       -------------------------
                               2000          1999              2000           1999
                               ----          ----              ----           ----
Net revenue
      Sales                 $  369,318     $ 495,678       $   927,920    $1,208,737
      Royalties
        and others             133,565       151,711           235,000       210,302
                            ----------     ----------      -----------    ----------
Total                          502,883       647,389         1,162,920     1,419,039

Cost of revenue
      Purchases and
        royalty fees            11,024        44,923            48,648        75,259
                            ----------     ----------      -----------    ----------
Gross profit                   491,859       602,466         1,114,272     1,343,780

Expenses
      Selling, general and
        administrative         930,837       541,476         1,759,660       922,291
      Research and
        development            537,526       354,145         1,155,153       677,969
      Depreciation and
        amortization            18,214        13,460            47,710        26,920
      Former officers
        consulting and
        administrative
        expense                                97,905                        180,585
                            ----------     ----------      -----------    ----------
        Total                1,486,577      1,006,986        2,962,523     1,807,765
                            ----------     ----------      -----------    ----------
Net loss                    $ (994,718)    $ (404,520)     $(1,848,251)   $ (463,985)
                            ==========     ==========      ===========    ==========
Net loss per common share
Basic and diluted           $    (0.21)    $    (0.12)     $     (0.40)   $    (0.14)
                            ==========     ==========      ===========    ==========

Weighted average common
stock shares outstanding
Basic and diluted            4,640,900      3,440,000        4,606,345     3,409,613
                            ==========     ==========      ===========    ==========


See accompanying notes to condensed financial statements.

                  PASW, INC. (FORMERLY PACIFIC SOFTWORKS, INC)
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                   (Unaudited)

                       Three Months Ended June 30,    Six Months Ended June 30,
                       --------------------------     -------------------------
                           2000          1999             2000          1999
                           ----          ----             ----          -----

Net loss                 $(994,718)   $(404,520)     $(1,848,251)     $(463,985)
Other comprehensive
     income (loss)
     Foreign currency
     translation
     adjustment            184,475        1,377          104,508       ( 27,192)
                         ---------    ---------       -----------     ---------
Comprehensive loss       $(810,243)   $(403,143)      $(1,743,743)    $(491,177)
                         =========    =========       ===========     ========


See accompanying notes to condensed financial statements.

                  PASW, INC. (FORMERLY PACIFIC SOFTWORKS, INC)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                       For the Six
                                                                   Months Ended June 30,
                                                               ---------------------------
                                                                  2000              1999
                                                                 ------             ----
Cash flows from operating activities
         Net loss                                             $(1,848,251)      $ (463,985)
         Adjustments to reconcile net loss
         to net cash used in operating
         activities:
                  Depreciation and amortization                    47,710           26,920
         (Increase) decrease in assets:
                  Accounts receivable                              73,450         (130,426)
                  Related party receivable                                          43,000
                  Other receivables                                                (25,000)
                  Prepaid expenses                                 22,065          (22,180)
                  Other assets                                     (5,845)
                  Deposits and trademarks                                             (518)
         Increase (decrease) in liabilities:
                  Accounts payable and accrued
                  expenses                                        (79,788)         287,260
                  Related party payable
                  Accrued taxes payable                                             (7,243)
                  Customer deposits                                                (23,100)
                  Deferred revenue                                 (6,708)          44,000
                                                              -----------       ----------
         Net cash used in
         operating activities                                  (1,797,367)        (271,272)
                                                              -----------       ----------
Cash flows from investing activities
         Acquisition of fixed assets                             (124,739)         (61,770)
         Disposition of assets, net                                                  1,254
                                                              -----------       ----------
         Net cash used in investing activities                   (124,739)         (60,516)
                                                              -----------       ----------
Cash flows from financing activities:
         Exercise of warrants                                     548,624
         Private placement of preferred stock                     350,000
     Proceeds from borrowings                                                      249,295
         Repayment of borrowings                                                  (103,705)
         Deferred offering costs                                                  (324,450)
         Private placement of common stock                                         500,000
                                                              -----------       ----------
         Net cash provided by financing
         activities                                               898,624          321,140
                                                              -----------       ----------
Effect of exchange rate changes on cash                            78,930         ( 27,193)
                                                              -----------       ----------
Net decrease in cash                                            ( 944,522)        ( 37,841)

Cash - Beginning                                                1,661,708          224,031
                                                              -----------       ----------
Cash - Ending                                                 $   717,156       $  186,190
                                                              ===========       ==========


Supplemental non-cash financing activities:
    During the period ended June 30, 1999
    Warrants valued at $200,000 were issued in connection with the public offering.

See accompanying notes to condensed financial statements.

                                   PASW, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  Basis of presentation

     The accompanying unaudited consolidated financial statements of PASW, Inc. ("PASW", or the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation of the Company's financial position at June 30, 2000, the results of operations for the three and six months ended June 30, 2000 and June 30, 1999, and the cash flows for the six months ended June 30, 2000 and June 30, 1999 are included. Operating results for the three and six month periods ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

     The information contained in this Form 10-QSB should be read in conjunction with audited financial statements and related notes for the year ended December 31, 1999 which are contained in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission (the "SEC") on March 29, 2000 and the unaudited financial statements as of March 31, 1999 filed as a part of the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on July 29, 1999. (File 333-75137).


(2)  Earnings per share

     The Company adopted SFAS No. 128, "Earnings Per Share", during 1998. SFAS No. 128 requires presentation of basic and diluted earnings per share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts, such as stock options, to issue common stock were exercised or converted into common stock. All prior period weighted average and per share information has been restated in accordance with SFAS No. 128.

     (b)  PRO FORMA FINANCIAL INFORMATION

          The accompanying unaudited pro forma combined financial statements contain certain restated financial information. The financial information reflects the combined pro forma financial position and results of operations of NETsilicon, Inc. ("NETsilicon") and Pacific Softworks Technology, Inc. ("Pacific"), for all periods presented, giving effect to NETsilicon's acquisition of Pacific's strategic network technology assets as if it had occurred on July 29, 2000 for balance sheet purposes and at February 1, 1999 for purposes of preparing the combined statements of operations. The accompanying unaudited Pro Forma Combined Statements of Operations (the "Pro Forma Statements of Operations") for the year ended January 31, 2000 reflect the results of operations of NETsilicon for the year ended January 31, 2000 combined with the results of operations of Pacific for the year ended December 31, 1999. The Pro Forma Statements of Operations for the six month period ended July 31, 2000 reflect the operations of NETsilicon for the six month period ended July 31, 2000 combined with the results of operations of Pacific for the six month period ended June 30, 2000. The unaudited Pro Forma Combined Balance Sheet (the "Pro Forma Balance Sheet") at July 29, 2000 reflects the balance sheet of NETsilicon at July 29, 2000 combined with the assets purchased from Pacific at June 30, 2000. The pro forma adjustments included in the pro forma financial statements do not include adjustments to align the fiscal periods of NETsilicon and Pacific as these adjustments would not have a significant impact on the pro forma financial statements.

          The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of future operating results or financial position.

                                     NETSILICON, INC.
                        UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                                      NETSILICON       PACIFIC       PRO FORMA        PRO FORMA
                                                                    JULY 29, 2000   JUNE 30, 2000   ADJUSTMENTS       COMBINED
                                                                    ------------    -------------   -----------      ----------
                                     ASSETS
CURRENT ASSETS
   Cash and equivalents ..........................................   $  5,716,100    $   717,200    $  (717,200) b   $  5,716,100
   Short-term investments ........................................     10,224,300             --             --        10,224,300
   Accounts receivable, net ......................................      4,862,800        102,300             --         4,965,100
   Inventory, net ................................................      5,537,800             --             --         5,537,800
      Prepaid expenses and other current assets ..................      1,130,600         53,600             --         1,184,200
                                                                     ------------    -----------    -----------       ------------
            TOTAL CURRENT ASSETS .................................     27,471,600        873,100       (717,200)       27,627,500

PROPERTY AND EQUIPMENT, NET ......................................      2,394,100        318,000           --           2,712,100

OTHER ASSETS .....................................................      2,021,500      1,019,100      1,348,600 a b     4,389,200
                                                                     ------------    -----------    -----------       ------------
TOTAL ASSETS .....................................................   $ 31,887,200    $ 2,210,200    $   631,400      $ 34,728,800
                                                                     ============    ===========    ===========       ============

                           LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
       Accounts payable ..........................................   $  3,941,000    $   310,800     $ (310,800) b   $  3,941,000
       Due to affiliate ..........................................          1,100             --             --             1,100
       Deferred revenue ..........................................             --        144,600       (144,600) b             --
       Other current liabilities .................................      3,177,600             --        570,000  c      3,747,600
                                                                     ------------    -----------    -----------       ------------
            TOTAL CURRENT LIABILITIES ............................      7,119,700        455,400        114,600         7,689,700
                                                                     ------------    -----------    -----------       ------------
STOCKHOLDER'S EQUITY
       Preferred stock, $0.01 par value; 5,000,000 authorized;
       none issued                                                             --             --             --
       Common stock, $0.01 par value; 35,000,000 authorized;
          Issued and outstanding:
            Voting (6,127,500 shares) ............................         61,400          4,500         (3,600) d e       62,300
            Non-Voting (7,500,000 shares) ........................         75,000           --             --              75,000
       Additional paid-In capital ................................     25,489,300      5,939,700     (3,669,000) d e    27,760,000
       Unrealized loss on investments ............................         (3,100)          --             --               (3,100)
       Accumulated deficit .......................................       (855,100)    (4,293,900)     4,293,900  d        (855,100)
       Cumulative adjustment for foreign currency translation ....           --          104,500       (104,500) d              --
                                                                     ------------    -----------    -----------       ------------
            TOTAL STOCKHOLDER'S EQUITY ...........................     24,767,500      1,754,800        516,800         27,039,100
                                                                     ------------    -----------    -----------       ------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY .......................   $ 31,887,200    $ 2,210,200    $   631,400       $ 34,728,800
                                                                     ============    ===========    ===========       ============


                 See accompanying notes to financial statements.

                                NETSILICON, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                                                                       SIX MONTHS ENDED
                                                               ---------------------------------
                                                                 NETSILICON           PACIFIC          PRO FORMA        PRO FORMA
                                                               JULY 29, 2000       JUNE 30, 2000      ADJUSTMENTS       COMBINED
                                                               -------------       -------------      -----------       --------
NET SALES ....................................................  $ 18,866,900         $ 1,162,900       $      --      $ 20,029,800

COST OF SALES ................................................     7,640,400              48,600              --         7,689,000
                                                                ------------         -----------       ---------      ------------
     GROSS MARGIN ............................................    11,226,500           1,114,300              --        12,340,800
                                                                ------------         -----------       ---------      ------------
OPERATING EXPENSES:
     Selling and marketing ...................................     5,332,100           1,759,700              --         7,091,800
     Engineering, research and development ...................     2,793,400           1,155,100              --         3,948,500
     General and administrative ..............................     2,039,500              47,700              --         2,087,200
     Amortization of goodwill and purchased intangibles ......            --                  --         441,100 f         441,100
     Merger-related costs ....................................            --                  --              --                --
                                                                ------------         -----------       ---------      ------------
          TOTAL OPERATING EXPENSES ...........................    10,165,000           2,962,500         441,100        13,568,600
                                                                ------------         -----------       ---------      ------------
OPERATING INCOME (LOSS).......................................     1,061,500          (1,848,200)       (441,100)       (1,227,800)

     Other income ............................................       464,900                  --              --           464,900
                                                                ------------         -----------       ---------      ------------
INCOME BEFORE TAXES ON INCOME ................................     1,526,400          (1,848,200)       (441,100)         (762,900)

     Taxes on income .........................................            --                  --              --                --
                                                                ------------         -----------       ---------      ------------
NET INCOME (LOSS) ............................................  $  1,526,400         $(1,848,200)      $(441,100)     $   (762,900)
                                                                ============         ===========       =========      ============

NET INCOME (LOSS) PER COMMON SHARE
          Basic ..............................................  $       0.11                                          $      (0.06)
                                                                ============                                          ============
          Diluted ............................................  $       0.10                                          $      (0.06)
                                                                ============                                          ============
SHARES USED IN PER SHARE CALCULATION
          Basic ..............................................    13,594,968                              90,000        13,684,968
                                                                ============                           =========      ============
          Diluted ............................................    15,910,216                                            13,684,968
                                                                ============                                          ============

                 See accompanying notes to financial statements.

                                NETSILICON, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                                                                         YEAR ENDED
                                                              ------------------------------------
                                                                 NETSILICON         PACIFIC          PRO FORMA         PRO FORMA
                                                              JANUARY 31, 2000   DECEMBER 31, 1999   ADJUSTMENTS        COMBINED
                                                              ----------------   -----------------   -----------      -----------
NET SALES ....................................................  $ 31,840,900        $ 2,242,500       $      --       $34,083,400

COST OF SALES ................................................    15,422,900            167,500              --        15,590,400
                                                                ------------        -----------       ---------       -----------
     GROSS MARGIN ............................................    16,418,000          2,075,000              --        18,493,000
                                                                ------------        -----------       ---------       -----------
OPERATING EXPENSES:
     Selling and marketing ...................................     7,560,300          2,706,400              --        10,266,700
     Engineering, research and development ...................     3,083,500          1,625,600              --         4,709,100
     General and administrative ..............................     3,550,500            334,900              --         3,885,400
     Amortization of goodwill and purchased intangibles ......            --                 --         882,100f          882,100
     Merger-related costs ....................................            --                 --              --                --
                                                                ------------        -----------       ---------       -----------
          TOTAL OPERATING EXPENSES ...........................    14,194,300          4,666,900         882,100        19,743,300
                                                                ------------        -----------       ---------       -----------
OPERATING INCOME (LOSS).......................................     2,223,700         (2,591,900)       (882,100)       (1,250,300)

     Other income (expense) ..................................      (206,100)           127,800              --           (78,300)
                                                                ------------        -----------       ---------       -----------
INCOME BEFORE TAXES ON INCOME ................................     2,017,600         (2,464,100)       (882,100)       (1,328,600)

     Taxes on income .........................................            --                 --              --                --
                                                                ------------        -----------       ---------       -----------
NET INCOME (LOSS) ............................................  $  2,017,600        $(2,464,100)      $(882,100)      $(1,328,600)
                                                                ============        ===========       =========       ===========

NET INCOME (LOSS) PER COMMON SHARE
          Basic ..............................................  $       0.18                                          $     (0.12)
                                                                ============                                          ===========
          Diluted ............................................  $       0.17                                          $     (0.12)
                                                                ============                                          ===========

SHARES USED IN PER SHARE CALCULATION
          Basic ..............................................    11,326,600                             90,000        11,416,600
                                                                ============                          =========       ===========
          Diluted ............................................    11,978,200                                           11,416,600
                                                                ============                                          ===========

                 See accompanying notes to financial statements.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.   BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined financial statements and related notes of NETsilicon are unaudited. In the opinion of management, the pro forma financial statements include all adjustments necessary for a fair presentation of NETsilicon's financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the audited financial statements and accompanying notes included in the Company's 2000 From 10-K as filed with the Securities and Exchange Commission (the "SEC") on May 1, 2000.

     In accordance with the rules and regulations of the Securities and Exchange Commission, unaudited combined financial statements may omit or condense certain information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, NETsilicon believes that the notes to the combined financial statements contain disclosures adequate to make the information presented not misleading.

     The pro forma financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

     The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of NETsilicon after the acquisition of Pacific assets, or of the financial position or results of operations of NETsilicon that would have actually occurred had the acquisition of Pacific assets been effected as of the dates indicated.

2.   PERIODS PRESENTED

     NETsilicon's fiscal year ends on January 31. Prior to the merger, Pacific's fiscal year ended December 31. The accompanying Pro Forma Statements of Operations for the year ended January 31, 2000 reflect the results of operations of NETsilicon for the year ended January 31, 2000 combined with the results of operations of Pacific for the year ended December 31, 1999. The Pro Forma Statements of Operations for the six month period ended July 29, 2000 reflect the operations of NETsilicon for the six month period ended July 29, 2000 combined with the results of operations of Pacific for the six month period ended June 30, 2000. The Pro Forma Balance Sheet at July 29, 2000 reflects the balance sheet of NETsilicon at July 29, 2000 combined with the assets purchased from Pacific at June 30, 2000. The pro forma adjustments included in the pro forma financial statements do not include adjustments to align the fiscal periods of NETsilicon and Pacific as these adjustments would not have a significant impact on the pro forma financial statements.

3.   PURCHASE PRICE ALLOCATION AND ACQUISITION COSTS

     On August 31, 2000, NETsilicon acquired the strategic network technology assets of Pacific. The acquired assets, which represented substantially all of the assets of Pacific, are used to develop and license embedded network protocols - software that enables electronic devices to communicate over local and wide area networks.

     The purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date. The following represents a preliminary allocation of the purchase price and is subject to change.

     Completed technology........................  $2,417,700
     Workforce...................................     228,700
     Fixed assets................................     103,700
     Accounts receivable.........................      91,500
                                                   ----------
     Total purchase price........................  $2,841,600
                                                   ==========


     The estimated value of completed technology is based upon a preliminary independent third party valuation. The purchase price consists of 90,000 shares of the common stock of NETsilicon valued at $2,271,600 based on the average NETsilicon stock price during a period of five business days before and after the acquisition date. NETsilicon incurred approximately $570,000 of costs associated with the merger, including $400,000 for investment banking fees and fees for legal, accounting and consulting.

4.   PRO FORMA ADJUSTMENTS

     The following pro forma adjustments have been made to the historical financial statements of NETsilicon and Pacific based upon assumptions made by management for the purpose of preparing the unaudited Pro Forma Statements of Operations and Pro Forma Balance sheet.

     a) To record the preliminary allocation of the purchase price to purchased intangible assets.

     b) To eliminate assets that were not purchased and liabilities that were not assumed by NETsilicon.

     c)   To accrue estimated transaction costs.

     d)   To eliminate the Pacific common stock and retained earnings accounts.

     e)   To record the issuance of NETsilicon shares.

     f) To record amortization expense for purchased completed technology and other acquired assets.


5.   PRO FORMA EARNINGS PER SHARE

     Basic earnings (loss) per share is computed based on the weighted average number of shares outstanding during the historical period plus the effect of shares issued in connection with the acquisition of Pacific assets. Diluted earnings (loss) per share is computed based on the weighted average number of shares outstanding during the historical period plus shares issued in connection with the acquisition of Pacific assets and the effect of dilutive potential common shares which consist of shares issuable under stock benefit plans.

(c)  EXHIBITS

       Exhibit No.  Exhibit Description
       -----------  -------------------

          2.1* Asset Purchase Agreement, dated as of August 31, 2000, between NETsilicon, Inc., PASW, Inc. and PSI Softworks Technology, Inc. (Pursuant to Item 601 (b)(2) of Regulation S-K, the exhibits to the Asset Purchase Agreement have been omitted. The Registrant agrees to furnish such exhibits supplementally upon the request of the SEC.)

          99.1* Press release, dated September 5, 2000 announcing Asset Purchase Agreement.


*Exhibit incorporated by reference to the exhibit previously filed with the SEC on the Form 8-K filed on September 15, 2000.

                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         NETsilicon, Inc.
                                         ----------------

November 14, 2000                        By: /s/ Daniel J. Sullivan
-----------------                        -------------------------------------
                                         Name:   Daniel J. Sullivan
                                         Title:  Vice President, Finance
                                                 Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.         Exhibit Description
-----------         -------------------

   2.1* Asset Purchase Agreement, dated as of August 31, 2000, between NETsilicon, Inc., PASW, Inc. and PSI Softworks Technology, Inc. (Pursuant to Item 601 (b)(2) of Regulation S-K, the exhibits to the Asset Purchase Agreement have been omitted. The Registrant agrees to furnish such exhibits supplementally upon the request of the Securities and Exchange Commission.)

   99.1* Press release, dated September 5, 2000 announcing Asset Purchase Agreement.



*Previously filed.